UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2019

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36061	46-2346314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Benefitfocus Way, Charleston, South Carolina	29492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (843) 849-7476

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    Election of Directors

On January 15, 2019, the Board of Directors (the “Board”) of Benefitfocus, Inc. (the “Company”) appointed Ana White as a Class III director to hold office until the Company’s 2019 annual meeting of stockholders or until her successor is duly elected and qualified.

The Nominating and Governance Committee of the Board conducted the search for director candidates. It has not formulated any specific minimum qualifications for director candidates, but has determined certain desirable characteristics including strength of character, mature judgment, career specialization, relevant technical skills and independence. The Nominating and Governance Committee Charter calls for it to consider diversity to be an additional desirable characteristic in potential nominees. After reviewing several director candidates, the Nominating and Governance Committee recommended Ms. White for appointment to the Board. Ms. White also was appointed to serve on the Compensation Committee of the Board (along with directors Stephen M. Swad (Chair), Douglas A. Dennerline, and Francis J. Pelzer V) and the Nominating and Governance Committee of the Board (along with directors A. Lanham Napier (Chair) and Douglas A. Dennerline). There are no related party transactions with respect to Ms. White and the Company, and the Company believes that Ms. White satisfies the independence requirements of Rule 5605(a)(2) and 5605(d)(2) of the NASDAQ Stock Market listing rules.

On January 15, 2019, Ms. White entered into an Independent Director Compensation Agreement in substantially the form filed by the Company with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.21 to its Form 8-K on June 23, 2014. Ms. White will be compensated in accordance with the Company’s compensation program for independent directors set forth in its definitive proxy statement for the 2018 annual meeting of stockholders, filed with the SEC on April 20, 2018.

Ms. White is currently Executive Vice President and Chief Human Resources Officer at global technology firm, F5 Networks (NASDAQ: FFIV). F5 delivers multi-cloud application services and enterprise-grade application security solutions for the world’s largest organizations. Prior to that, she had a nearly 20-year career at Microsoft Corporation (NASDAQ: MSFT), growing into a senior leadership position for Human Resources at Microsoft. Ms. White holds a B.S. in Mathematics from Seattle University and serves on the taskforce for the Seattle University Center for Science and Innovation and the board of Childhaven.

A copy of the press release regarding the appointment of Ms. White to the Board is attached hereto as Exhibit 99.1 and incorporate herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Press release dated January 15, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFITFOCUS, INC.

Date: January 15, 2019	/s/ Jonathon E. Dussault
Jonathon E. Dussault Chief Financial Officer